SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                 August 8, 2001
                     --------------------------------------
                Date of Report (Date of earliest event reported)


                                 PepsiCo, Inc.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

                                 North Carolina
                       ---------------------------------
                 (State or other jurisdiction of incorporation)


          1-1183                                          13-1584302
 (Commission File Number)                     (IRS Employer Identification No.)



                700 Anderson Hill Road, Purchase, New York 10577
                  -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (914) 253-2000

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Item 2. Acqusition or Disposition of Assets

On August 2, 2001, we completed a merger transaction which resulted in The Quaker Oats Company (Quaker) becoming a wholly-owned subsidiary of PepsiCo. Under the merger agreement, dated December 2, 2000, Quaker shareholders received 2.3 shares of PepsiCo common stock for each share of Quaker common stock, and a cash payment for fractional shares. We issued approximately 306 million shares of our common stock in exchange for all the outstanding common stock of Quaker.

The transaction was accounted for as a tax-free transaction and as a pooling-of-interests under Accounting Principles Board Opinion No. 16, Business Combinations.

Item 5. Other Events

     This 8-K makes available the unaudited supplemental pro forma financial information included in Exhibit 99.1. The information in Exhibit 99.1 is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The required financial statements and pro forma information under Article 11 of Regulation S-X are not being filed with this report on Form 8-K, but will be filed within the time frame allowed.

     (c) Exhibits

     99.1 Unaudited supplemental pro forma financial information.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2001                             PepsiCo, Inc.



                                        By:      /S/ LAWRENCE F. DICKIE
                                                 -------------------------
                                                 Lawrence F. Dickie
                                                 Vice President,
                                                 Associate General Counsel
                                                 and Assistant Secretary


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                               INDEX TO EXHIBITS


Exhibit Number            Description                              Page
--------------            -----------                              ----

     99.1         Unaudited supplemental pro forma                   5
                  financial information.


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